Exhibit 10.8

EMPLOYMEENT AGREEMENT	CONTRATO DE TRABALHO
By this private Employment Agreement executed between RD&S PRODUTOS PARA SAÚDE LTDA., headquartered in the city of Sáo Paulo, at Avenida Guilherme Dumont Villares, 2450, suite 32, in the State of Sao Paulo, Postal Code 05640-004 enrolled with the Finance Ministry General Taxpayer’s List “CN.P.J./M.F. under no. 08.290.164/0001-02, by its undersigned legal representative, hereinafter referred to as EMPLOYER, and Mr. EDDIE DANIEL DE OLIVEIRA, resident and domiciled at Rua Harmonia, 990, apartment 21, city of Sao Paulo, State of Sáo Paulo, Postal Code 05435-001, bearer of Employment Booklet No. 15136 Series 00378-SP Identity Card V862615-K, enrolled with the Individual Taxpayer’s Registration “C. P. F. /M. F. “ under No. 235.770.738-02, hereinafter referred to as EMPLOYEE, have agreed to the following:

Pelo presente instrumento particular de contrato de trabalho entre RD&S PRODUTOS PARA SAUDE LTDA., com sede á Avenida Guilherme Dumont Villares, 2450, suite 32, cidade de Sáo Paulo, Estado Sáo Paulo, CEP 05640-004, inscrita no C.N.P.J./M.F. sob o n° 08.290.164/0001-02, por seu representante legal infra-assinado, doravante designada simplesmente EMPREGADORA, e o Sr. EDDIE DANIEL DE OLIVEIRA, residente e domiciliado á Rua Harmonia, 990, apartamento 21, cidade de Sáo Paulo, Estado de Sáo Paulo, CEP 05435-001, portador da Carteira Profissional n° 15136, Serie 00378-SP, cedula de identidade V862615-K, inscrito no "C.P.F./ M.F." sob o n° 235.770.738-02, doravante designado simplesmente EMPREGADO, tȇm entre si justo e contratado o quanto segue:

CLAUSE 1 - OBJECT OF THE AGREEMENT	CLÁUSULA 1 - OBJETO DO CONTRATO

1.1. EMPLOYEE shall be hired by EMPLOYER, to perform the duties of Executive Director, in a date to be defined by the Parties once the respective work authorization is granted allowing him to work at EMPLOYER, and shall comply with all services’ rules, general communications and applicable instructions, such as the company’s policies generally applicable to all of its employees. The job description for the position is in Exhibit 1 of this agreement.

1.1. O EMPREGADO é contratado pela EMPREGADORA para exercer a funçáo de Diretor Executivo, em data a ser definida pelas partes após a concessão da sua respectiva autorização de trabalho na
EMRPEGADORA pelas autoridades imigratórias, obrigando-se a cumprir todas as normas de serviços, comunicações gerais e instruções vigentes, tais como políticas gerais da empresa aplicáveis a todos os seus empregados. A descrição das atividades do cargo consta no anexo 1 deste Contrato.

1.2. The EMPLOYEE undertakes to render services to other companies within EMPLOYER’s economic group, or companies licensed by any company within the group, or by any other connected to the EMPLOYER, and in this event, the payment for these services is included in the remuneration agreed upon in clause 4 herein, according to the needs of the EMPLOYER and within the scope of his duties

1.2. O EMPREGADO concorda que poderá ser requisitado a prestar serviços para outras empresas do mesmo grupo econOrnico ou empresas licenciadas por qualquer empresa do mesmo grupo econômico da EMPREGADORA, bem como qualquer outra empresa de alguma forma a ela vinculada, sendo que, em tal circunstância, o pagamento relativo a esses serviços já está incluido na remuneração acordada na cláusula 4[a], infra, de acordo corn as necessidades da EMPREGADORA e dentro do escopo de suas atribuições

1.3. EMPLOYEE agrees that the EMPLOYER is entitled at any time to assign him other compatible duties, in accordance with the EMPLOYER’S technical or administrative needs	1.3. O EMPREGADO concorda que a EMPREGADORA poderá designar-lhe outras atribuiçães compatíveis, a qualquer tempo e conforme suas necessidades de ordem técnica ou administrativa.

1.4. EMPLOYEE hereby undertakes to work exclusively for the EMPLOYER, dedicating his entire time, attention, skills and efforts to the progress and interests of the EMPLOYER and companies of the same economic group. EMPLOYEE is hereby forbidden to perform any activity that may compete with the EMPLOYER’S activities, unless previously authorized in writing by the EMPLOYER

1.4. O EMPREGADO, por este Contrato, obriga-se a trabalhar exclusivamente para a EMPREGADORA, dedicando todo seu tempo, atenção, habilidades e esforços ao progresso e interesses da EMPREGADORA e das empresas que integram seu grupo econômico, sendo-lhe vedado exercer outra atividade que possa concorrer com as atividades da EMPREGADORA, salvo com prévia autorização, por escrito, por parte desta.

1.5. The EMPLOYEE agrees that he may be transferred to render his services at any site where the EMPLOYER might need his services, either in the city where the EMPLOYER’S headquarters are located or at any other site. The EMPLOYEE hereby also agrees to travel to perform his duties at any time and to any place in the national territory or abroad, as determined by the EMPLOYER.

1.5. O EMPREGADO concorda que poderá ser transferido para prestar seus serviços em qualquer localidade em que a EMPREGADORA deles necessite, tanto no municipio da sede da EMPREGADORA como fora dele. O EMPREGADO também concorda em realizar todas as viagens que the forem determinadas pela EMPREGADORA, em qualquer tempo e a qualquer parte do territorió nacional ou exterior, no desempenho de suas funções.

1.6. Among other duties, the EMPLOYEE has the obligation to comply with the business plan established by the EMPLOYER.	1.6. Dentre outros deveres, o EMPREGADO terá a obrigação de cumprir corn o plano de negócios estabelecido pela EMPREGADORA.

CLAUSE 2 - AGREEMENT TERM	CLÁUSULA 2 - DA DURAÇÃO DO CONTRATO

2.1. The present Agreement shall be in effect for an indeterminate term.	2.1. O presente Contrato vigrarápor tempo indeterminado.

CLAUSE 3 - WORKING HOURS	CLÁUSULA 3 - DA DURAÇÃO DA JORNADA DE TRABALHO

3.1. The EMPLOYEE will hold a trustworthy position, for what he shall not be subject to working hours schedule or control, under Article 62, subparagraph II of the Brazilian Labor Code.	3.1. O EMPREGADO não estará sujeito a jornada ou controle de horário de trabalho, pois ocupará cargo de confiança, nos termos do artigo 62, inciso II, da CLT

CLAUSE 4 - REMUNERATION	CLÁUSULA 4 - DA REMUNERAÇÃO

4.1. For the rendered services, EMPLOYEE shall receive from EMPLOYER a gross monthly salary of R$ 47.750,00 (forty seven thousand seven hundred and fifty Reais) to be paid pursuant to the legislation in force, and salary adjustments will be made as provided by law. The applicable taxes will be deducted from the gross salary.

4.1. O EMPREGADO receberá, pelos serviços prestados, o salário bruto de R$ 47.750,00 (quarenta e sete mil setecentos e cinquenta reais), pago mensalmente, conforme a legislação em vigor; os reajustes de salário serão feitos de acordo com a lei. Os impostos aplicáveis serão dedzidos do salário bruto.

4.2. EMPLOYER is hereby authorized to deposit in a bank of its choice, in the EMPLOYEE’s checking account, salaries, 13th salaries, vacation pay, and any other sums that make up the EMPLOYEE’s remuneration.

4.2. A EMPREGADORA fica autorizada a depositar em instituição bancaria de sua escolha, na conta corrente do EMPREGADO, salários, 13° salários, férias e quaisquer outras importâncias que se refiram á remuneração do EMPREGADO.

4.3. In addition to the legal deductions, EMPLOYER is hereby authorized to make the following deductions from the EMPLOYEE’s remuneration or from any other of his labor rights or credits:
(a) any amounts owed by the EMPLOYEE, such as loans, scholarships, advancements, life insurance, health insurance, meals, agreements, purchases made at organizations and institutions affiliated with EMPLOYER or other deductions, as duly authorized; and
(b) the amount equivalent to any losses and/or damages caused by misconduct, negligence, imprudence or malpractice of EMPLOYEE to EMPLOYER’s property, including material of any kind which has been placed under his responsibility and not returned in due time.

4.3. Além dos descontos legais, fica a EMPREGADORA autorizada a descontar da remuneração ou de quaisquer outros direitos ou créditos de natureza trabalhista do EMPREGADO:
(a)    as importâncias de que o EMPREGADO for devedor, relativas a empréstimos, bolsas de estudo, adiantamentos, seguro de vida, assisténcia médica, refeições, convȇnios, compras que efetuar em organizações e instituições coligadas á EMPREGADORA ou outros descontos devidamente autorizados; e
(b)    o valor de prejuizos e/ou danos a que o EMPREGADO der causa em virtude de dolo, negligȇncia, imprudȇncia ou imperícia, ao patrimônio da EMPREGADORA, inclusive materiais de qualquer natureza, sob sua responsabilidade e não devolvidos no tempo devido

CLAUSE 5 - EMPLOYEE will also be entitled to the following payments:	CLÁUSULA 5 - O EMPREGADO também fará jus aos seguintes pagamentos:

5.1. EMPLOYEE will be eligible to receive an annual variable amount, as per the EMPLOYER’s policy, to be paid under the title of “bonus”, if the conditions and goals pre-established by the EMPLOYER for each of such payments are met.

5.1. O EMPREGADO será elegível ao recebimento de uma parcela variável annual, de acordo com as politicas internas da EMPREGADORA, a ser paga sob o título de "bônus", desde que observadas as condições e preenchidas as metas pré-estabelecidas pela EMPREGADORA para cada uma dessas parcelas

5.2. Specifically for 2016, the employee will be eligible to a bonus in the total gross amount of R$ 400.000,00 (four hundred thousand reais) which shall be paid as follows:
(i) R$ 200.000,00 (two hundred thousand reais) to be paid on the EMPLOYEE’s first day of work at the EMPLOYER, conditioned to the signature of this agreement and concession of the respective work visa to the EMPLOYEE;
(ii) R$ 100.000,00 (one hundred thousand reais) to be paid on the date that the registration of Establishment Labs products are dully filed with ANVISA or on July 1st, 2016, whichever happens last; and
(iii) R$ 100.000,00 (one hundred thousand reais) to be paid together with the EMPLOYEE’S monthly salary of December 2016

5.2. Especificamente para o ano de 2016, o EMPREGADO será elegível ao pagamento de urn bônus no valor total bruto de R$ 400.000,00 (quatrocentos mil reais), a ser pago da seguinte forma:
(i)    R$ 200.000,00 (duzentos mil reais) a serem pagos no primeiro dia de trabalho do EMPREGADO, e condicionado á assinatura do presente Contrato e á concessão do respectivo visto de trabalho para o EMPREGADO;
(ii)    R$ 100.000,00 (cem mil reais) a serem pagos na data de registro dos produtos da Establishment Labs junto á ANVISA, ou no dia 1° de Julho de 2016, o que ocorrer mais tarde; e
(iii) R$ 100.000,00 (cem mil reais) a serem pagos juntamente com o salário do EMPREGADO no més de dezembro de 2016.

5.3. For the year 2017 and the following years, the annual variable payment will be defined as per the EMPLOYER’s internal policies.	5.3. Para o ano de 2017 e seguintes, o pagamento da parcela variável anual será definido de acordo com as políticas internas da EMPREGADORA

5.4. Except for the payments in clause 5.1. “(i)” and “(iii)” above, the variable amounts foreseen herein do not represent and will not have any warranty of payment, considering that the possibility of payment of such amounts, as well as the effective amounts to be paid will depend on the achievement of conditions and goals that will vary from time to time.

5.4. Exceto ao que se refere aos pagamentos previstos na cláusula 5.1. "(i)" e "(iii)" acima, o valor da parcela variável aqui prevista não representará e não terá uma garantia mínima ou fixa, já que a possibilidade de ganho, bem como os valores a serem pagos dependerão do cumprimento das metas e condições que variarão de tempos em tempos

CLAUSE 6 - CONFIDENTIALITY, NON-DISCLOSURE AND NON-PRIVACY IN USING THE EMPLOYER’S COMMUNICATION OR ELECTRONIC SYSTEMS	CLÁUSULA 6 - DA CONFIDENCIALIDADE, SIGILO E NÃO-PRIVACIDADE POR USO DE SISTEMAS DE COMUNICAÇÕES OU SISTEMAS ELETRÔNICOS DA EMPREGADORA

6.1. Under no circumstance shall the EMPLOYEE, directly or indirectly during the term of his services to the EMPLOYER and after his termination, for whichever reason, transmit or disclose to any person, company, association or partnership, nor use on his own account, without the written approval of the EMPLOYER, any information received during his employment relationship with the EMPLOYER or from any other company directly or indirectly related to the same. The EMPLOYEE agrees that all data and information will be received as classified and confidential information.

6.1. Em nenhuma circunstância o EMPREGADO deverá, direta ou indiretamente, durante a prestaҫao de serviҫos à EMPREGADORA e após o seu término, qualquer que seja a causa, transmitir ou revelar a qualquer pessoa, empresa, sociedade ou negócio, nem usar por sua própria conta, sem a aprovaҫão escrita da EMPREGADORA, qualquer informaҫão recebida durante seu vínculo empregatício com a EMPREGADORA, ou recebida de qualquer empresa direta ou indiretamente relacionada com a mesma. O EMPREGADO concorda que todos esses dados e informaҫões serão recebidos como informaҫões confidenciais e sigilosas.

6.1.1. Confidential information is any and all information of a technical, financial and/or business nature, and includes, but is not limited to information of business or transactions in connection with EMPLOYER or any of its divisions, computer programs, source and object codes, know-how, slogans, expressions, ideas, advertising material, formulae, trade secrets, products, whether patented or not, drawings, designs, plans, client data, systems and/or any other related material

6.1.1. Considera-se informaҫão confidencial e sigilosa toda e qualquer informaҫão de caráter técnico, financeiro e/ou comercial, incluindo, mas não se limitando, a informaҫões sobre negócios ou transaҫões relativos à EMPREGADORA ou qualquer uma de suas divisões, programas de computador, códigos fonte e objeto, know-how, slogans, expressões, ideias, material publicitário, fórmulas, segredos de negócio, produtos, patenteados ou não, desenhos, projetos, planos, dados de clientes, esquemas e/ou quaisquer outros materiais correlatos.

6.1.2. Copies of any information or any part thereof shall be made only if absolutely necessary, and the confidentiality of such copies shall be maintained as if they were originals.
6.1.2. Cópias de quaisquer informaҫões ou qualquer parte destas deverão ser feitas somente quando absolutamente necessárias, e a confidencialidade de tais cópias deverá ser protegida como se fossem originais.

6.2. EMPLOYEE shall return to EMPLOYER, upon termination or whenever requested by the EMPLOYER at any other time, all lists of clients, guidelines and data on sales and services, operations and business, as well as all other papers, records and documents prepared either by the EMPLOYER or by the EMPLOYEE, or under his possession during his employment or incident to the same, in connection with any other matters established hereof, or otherwise regarding the business or activities of the EMPLOYER or third parties.

6.2. O EMPREGADO deverá devolver à EMPREGADORA, por ocasião do término do contrato de trabalho ou a qualquer tempo, sempre que solicitado pela EMPREGADORA, todas as listas de clientes, orientaҫões e dados sobre vendas e servicos, operaҫões e negócios, bem como todos os demais papéis, registros e documentos elaborados pela EMPREGADORA ou pelo EMPREGADO, que estejam em poder desse durante seu vínculo empregatício ou sejam de alguma forma a ele pertinentes, em relaҫão a quaisquer outros assuntos estabelecidos neste Contrato, ou de alguma forma relativos aos negócios ou atividades da EMPREGADORA ou de terceiros.

6.3. The purpose of this Agreement is to protect the secrecy and title to the information, and nothing provided herein shall be deemed as a license, or shall oblige EMPLOYER and/or its licensors to grant to EMPLOYEE or any other individual or legal entity, a license to use the information for any purpose other than those authorized and expressly defined, in writing, by EMPLOYER

6.3. O objetivo do presente Contrato é de proteger o sigilo e propriedade das informaҫões, e nada contido neste Contrato deverá ser considerado como uma licenca, ou obrigará a EMPREGADORA e/ou seus licenciantes a concederem ao EMPREGADO ou a qualquer outra pessoa física ou jurídica uma licenca para utilizar as informaҫões para qualquer fim que não aqueles autorizados e expressamente definidos, por escrito, pela EMPREGADORA.

6.4. It is agreed that the EMPLOYEE does not have any privacy relating to the use of the EMPLOYER’s communication systems or any electronic systems, including the Internet and emails, which may be monitored, by sampling, by EMPLOYER from time to time.

6.4. Fica acordado que o EMPREGADO não possui privacidade para use do sistema de comunicaҫão ou de qualquer sistema eletrônico da EMPREGADORA, incluindo Internet e e-mails, os quais poderão ser monitorados de tempos em tempos, por amostragem, pela EMPREGADORA.

CLAUSE 7 - COMPETITIVE ACTIVITIES AND NON-SOLICITATION	CLAUSULA 7 - DAS ATIVIDADES COMPETITIVAS E NÃO-SOLICITAҪÃO

7.1. EMPLOYEE hereby agrees that either during the effective term of this Agreement, and for a term of up to twelve (12) months immediately after the termination thereof, for any reason, in the Brazilian territory in which EMPLOYEE has performed his services for the company, EMPLOYEE shall not (i)  work or use his knowledge in any work or activity that competes with the EMPLOYER’s activities, directly or indirectly, either as owner, partner, representative, consultant or employee, nor shall he help or have interest in companies related to the development, manufacturing or sale of a product, process or mechanism, similar or competitive with those to which he had access at the EMPLOYER or that are developed, manufactured or sold at or through the EMPLOYER; he may however work freely in activities which do not compete with those of the EMPLOYER, if made known to and agreed to in writing by the EMPLOYER; (ii) create or acquire any interest (with the exception of interests not exceeding 5% of a listed company) in any company or groups carrying on any activities competing with those carried on by the EMPLOYER and companies within its economic group

7.1. O EMPREGADO concorda que, durante a vigência deste Contrato, e durante o prazo de até 12 (doze) meses, imediatamente subsequentes ao término deste contrato, por qualquer razão, no território brasileiro no qual o EMPREGADO tenha prestado os seus servicos, o EMPREGADO (i) não trabalhará ou utilizará seu conhecimento em qualquer trabalho ou atividade concorrente com as atividades da EMPREGADORA, direta ou indiretamente, seja como dono, sócio, representante, consultor ou empregado, nem ajudará ou terá interesse em empresas relacionadas ao desenvolvimento, fabricaҫão ou venda de um produto, processo ou mecanismo, similar ou concorrente com aqueles a que teve acesso na EMPREGADORA, ou que sejam desenvolvidos, fabricados ou vendidos pela EMPREGADORA, podendo todavia trabalhar livremente em atividades não concorrentes às da EMPREGADORA, mediante o conhecimento e aceitaҫão por escrito da EMPREGADORA; (ii) não poderá criar ou adquirir qualquer participacão (exceto participaҫões inferiores a 5% de uma empresa autorizada) em qualquer empresa ou grupo econômico que desenvolva qualquer atividade que seja concorrente às atividades da EMPREGADORA ou de qualquer empresa que integre seu grupo econômico.

7.2. For the purpose of the above provision relating to the non-compete restriction upon termination of this Agreement, the parties agree that the EMPLOYER will have the right to require the EMPLOYEE not to compete, as per the conditions of the above provision.

7.2. Para o objetivo da cláusula acima relacionado com a não-competicão após a rescisão deste Contrato, as partes acordam que a EMPREGADORA terá o direito de solicitar ao EMPREGADO para não-competir, conforme as condiҫões da cláusula acima.

7.2.1. If the EMPLOYER wishes to exercise such option, the EMPLOYER shall, no later than ten (10) business days after the date of termination of employment, send a written notification to the EMPLOYEE, indicating the EMPLOYER’s intention to exercise such option

7.2.1. Na hipótese da EMPREGADORA desejar exercer tal opҫão, terá o prazo máximo de 10 (dez) dias úteis, após a data do término do contrato, para enviar ao EMPREGADO uma notificaҫão, informando sua intenҫão de exercer tal opҫão.

7.2.1.1.  The exercise of the EMPLOYER’s option for the EMPLOYEE’s non- competition obligation shall be conditioned on the payment, by EMPLOYER, of an indemnification in the amount equivalent to the last base salary of the employee for each month of non-competition.

7.2.1.1.  O exercício da opção da EMPREGADORA para que o EMPREGADO cumpra com a obrigação de não competir estará condicionado ao pagamento de uma indenização equivalente ao valor do último salário base do empregado, para cada mês de não competição.

7.2.1.2.  In the event that EMPLOYEE incurs in violation of any restriction clause provided in this Agreement, including the non-compete provision, EMPLOYER will be dismissed of paying any amount related to clause 7.2.1.1 that may still be pending at the time of the violation.

7.2.1.2.  Caso ocorra violação, pelo EMPREGADO, de qualquer cláusula de restrição prevista neste Contrato, inclusive de não-competição, não serão devidos pela EMPREGADORA eventuais pagamentos futuros referentes à previsão da cláusula 7.2.1.1 que porventura estejam em aberto na ocasião da violação.

7.3.  During the period of his employment at the EMPLOYER and during a subsequent period of twelve (12) months after the termination of this Agreement, EMPLOYEE shall not, directly or indirectly:
- Employ, hire, or attempt to employ or hire any person who has been, within twelve (12) months prior to and after the termination of this Agreement, an employee or contractor of the EMPLOYER, its affiliates, or of any other company within the same economic group; to assist such employment or retention, or otherwise induce or encourage any such employee or contracted party to terminate his relationship with the EMPLOYER or with any other company within the same economic group. For the purposes of this Clause, the hiring by EMPLOYEE or any other entity, directly or indirectly, with the EMPLOYEE’s support, of any individual that fits the definition above shall be subject to the restrictions provided herein, even if formalized in a different manner than that executed with the EMPLOYER, including, but not limited to, the hiring of any individual as a contractor rather than as an employee.

7.3.  Durante o seu período de trabalho na EMPREGADORA e durante um período posterior de 12 (doze) meses após o término deste Contrato, o EMPREGADO se compromete, direta ou indiretamente, a não:
- Empregar, contratar ou tentar empregar ou contratar qualquer pessoa que, nos 12 (doze) meses anteriores e posteriores ao término deste Contrato, tenha sido um empregado ou contratado da EMPREGADORA, das suas sociedades coligadas, ou de qualquer outra sociedade do mesmo grupo econômico; assessorar tal oferta de emprego ou retenção, ou, de outro modo, induzir ou encorajar o referido contratado ou empregado a rescindir o seu vínculo com a EMPREGADORA ou com qualquer outra empresa do mesmo grupo econômico. Para os fins específicos desta Cláusula, a contratação, pelo EMPREGADO ou qualquer outra empresa, direta ou indiretamente, com o suporte do EMPREGADO, de qualquer indivíduo que se enquadre na definição acima estará sujeita às restrições aqui estabelecidas, mesmo se tal contratação for formalizada de forma diferente daquela adotada pela EMPREGADORA

- Solicit or encourage any client, investor, customer, supplier or agent of the EMPLOYER, affiliated companies, or of any other company within the same economic group, to terminate its relationship with them, or to conduct with any person any business or activity which such client, customer, supplier or agent conducts with the EMPLOYER or with any other company within the same economic group.

em relação ao mesmo indivíduo, incluindo, mas não se limitando, à contratação de qualquer indivíduo como prestador de serviços e não como empregado;
- Induzir ou incentivar qualquer cliente, investidor, comprador, fornecedor ou representante da EMPREGADORA, sociedades coligadas, ou de qualquer outra sociedade do mesmo grupo econômico a interromper o seu relacionamento com os mesmos, ou conduzir com qualquer pessoa quaisquer dos negócios ou atividades que tal cliente, comprador, fornecedor ou representante conduza com a EMPREGADORA ou com qualquer outra sociedade do mesmo grupo econômico.

7.4. The EMPLOYEE acknowledges that the violation, in whole or in part, of any of the above clauses agreed upon is motive for the termination of this Agreement with the EMPLOYER for cause, if still in force.

7.4.  O EMPREGADO reconhece que a violação, no todo ou em parte, de qualquer das cláusulas acordadas acima constituirá motivo para a rescisão por justa causa de seu contrato de trabalho com a EMPREGADORA, caso ainda vigente.

CLAUSE 8 - TITLE TO INVENTIONS OR CREATIONS	CLÁUSULA 8 - TITULARIDADE DE INVENÇÕES OU CRIAÇÕES

8.1. As a result of the Employment Agreement with EMPLOYER and inconsideration of the agreed salary, EMPLOYEE expressly represents and acknowledges that all creations, which shall mean all discoveries, inventions, ideas, concepts, know-how, research, as well as all other information, including those of a confidential nature, processes, products, formulae, methods and improvements, or portions thereof, including among others, all computer programs, algorithms, sub-routines, source codes, object codes, designs, their derivations, upgrades (hereinafter, the “Creations”), conceived, developed or in any other way created by EMPLOYEE himself or in cooperation with other persons, and in any way related to (i) EMPLOYER; (ii) this Agreement and EMPLOYEE’s activities; (iii) Confidential or proprietary Information of EMPLOYER, whether patentable or not, subject to author’s rights protection or not, reduced to tangible form, put into practice or not, created during the term of his employment agreement (performed or not at EMPLOYER’s facilities or further, disclosed by EMPLOYEE to EMPLOYER), jointly with all products or services which physically represent such creations, shall be the exclusive property of EMPLOYER, which has the right, at its own discretion and with no obligation to compensate the EMPLOYEE, to economically exploit such Creations, license and/or assign the rights thereto to third parties, in an exclusive manner and without any type of restriction or limitation, especially in regards to the forms of use, exploitation, distribution or circulation of such Creations

8.1. Em decorrência de seu contrato de trabalho com a EMPREGADORA e em consideração ao salário ajustado, o EMPREGADO declara e reconhece expressamente que todas as criações, que significarão todas as descobertas, invenções, ideias, conceitos, know-how, pesquisas, bem como demais informações, incluindo as de caráter sigiloso, processos, produtos, fórmulas, métodos e aperfeiçoamentos, ou partes destes, inclusive, entre outros, todos os programas de computação, algoritmos, sub-rotinas, códigos fontes, códigos objetos, designs, suas derivações, melhorias e aperfeiçoamentos (doravante, simplesmente "Criações"), concebidas, desenvolvidas ou, de outro modo, criadas pelo EMPREGADO, sozinho ou em cooperação com outros, e, de qualquer forma, relacionados à (i) EMPREGADORA; (ii) este Contrato e às tarefas do EMPREGADO; (iii) Informações Confidenciais e/ou de propriedade da EMPREGADORA, quer patenteáveis ou não, quer sujeitos à proteção de direitos autorais ou não, quer reduzidos a forma tangível, postos em prática ou não, criadas durante a vigência do seu contrato de trabalho (efetuados ou não nas dependências da EMPREGADORA ou, ainda, revelados pelo EMPREGADO à EMPREGADORA), em conjunto com todos os produtos ou serviços que representam fisicamente tais criações, serão de propriedade exclusiva da EMPREGADORA, sendo direito desta, a seu exclusivo critério e sem qualquer obrigação de compensar o EMPREGADO, explorar economicamente tais Criações, licenciar e/ou ceder a terceiros os direitos sobre estas, de forma exclusiva e sem qualquer espécie de restrição ou limitação, em especial no que se refere à forma de utilização, exploração, distribuição ou circulação das Criações.

8.2.  EMPLOYEE, for all legal purposes, freely assigns to EMPLOYER all his rights, title and participation related to the Creations and any tangible matters which evidence, integrate, constitute, represent or register such Creations, and agrees to (i) cooperate with EMPLOYER and assist it, free of charge, to obtain and maintain any governmental protection which EMPLOYER may solicit for such Creations, and to sign all documents EMPLOYER may request for such purpose, and (ii) assign to EMPLOYER, free of charge, all the inventor’s equity interest, patents and other exclusive rights which EMPLOYEE has or may have in connection with such Creations, as well as the rights to request and/or fully hold, without limitations, the foreign and U.S. copyrights, patents and trademarks related to the Creations.

8.2.  Para todos os fins de direito, o EMPREGADO cede à EMPREGADORA, gratuitamente, todos os seus direitos, titularidade e participação relativos às Criações e quaisquer materiais tangíveis que evidenciem, incorporem, constituam, representem ou registrem essas Criações, e concorda (i) em cooperar com a EMPREGADORA e a assessorá-la, gratuitamente, na obtenção e manutenção de qualquer proteção governamental que esta vier a intentar para tais Criações, e a assinar todos os documentos que a EMPREGADORA venha a exigir para esse fim, e (ii) em ceder para a EMPREGADORA, gratuitamente, todos os direitos patrimoniais de autor, patentes e outros direitos exclusivos que o EMPREGADO possui ou venha a possuir com respeito a essas Criações, bem como direitos de solicitar e/ou deter integralmente, sem restrição, direitos autorais, patentes e marcas registradas estrangeiras e norte-americanas com respeito às Criações.

8.3. Notwithstanding the foregoing, the parties hereto expressly agree that the Creations shall be the exclusive property of EMPLOYER, even when created outside its facilities and without the resources normally available at EMPLOYER’s facilities, if such Creations are related to or arise out of the EMPLOYEE’s employment agreement. EMPLOYEE undertakes not to claim the property and/or title to the Creations at any time, not to use nor allow third parties to use such Creations at any time, except when expressly authorized in writing by EMPLOYER.

8.3.  Independentemente do acima disposto, as partes acordam expressamente que as Criações pertencerão exclusivamente à EMPREGADORA mesmo que criadas fora das suas dependências e sem os recursos normalmente localizados na EMPREGADORA, se vinculados ou decorrerem do contrato de trabalho do EMPREGADO. O EMPREGADO se obriga a não reclamar, a qualquer tempo, as Criações como de sua propriedade e/ou titularidade, não utilizá-las, nem permitir que terceiros utilizem tais Criações, a qualquer tempo, salvo se expressamente autorizado, por escrito, pela EMPREGADORA.

8.4. For all legal purposes, EMPLOYEE fully assigns and ratifies that in fact are assigned to EMPLOYER, on a free basis and in total, exclusive and definitive form, all property, title and practice rights on any and all Creations, including rights of authorship, and it is expressly agreed herein that the assignment of the said rights shall be freely and irrevocably valid within and outside the Brazilian territory, and conveys to EMPLOYER the right to modify, translate into any language, edit, publish, display, reproduce, adapt, distribute, perform, transmit and/or disclose, license and/or assign such rights to third parties, include referred Creations as part of a derivative work, composed and/or collective, organized by third parties or by EMPLOYER, at any time and unconditionally, and use such Creations (and/or the assigned rights) in any process, means or technique, such as photocopies, photographs, audio-video, phonograph, data communications, broadcasting (radio and television), satellite or any other process, whether digital, electromagnetic or not, including on-line transmission, available at the Internet.

8.4. Para todos os fins de direito, o EMPREGADO cede e ratifica estarem cedidos para a EMPREGADORA, integralmente, em base gratuita e em caráter exclusivo, total e definitivo, todos os direitos de propriedade e direitos patrimoniais de autor, uso e de exploração, sobre quaisquer Criações, ficando, neste ato, expressamente acordado que a cessão de tais direitos sobre tais Criações será válida dentro e fora do território brasileiro, em caráter irrevogável e em bases gratuitas, conferindo à EMPREGADORA o direito de modificar, traduzir para qualquer idioma, editar, publicar, exibir, reproduzir, adaptar, distribuir, praticar, transmitir e/ou revelar, licenciar e/ou ceder para terceiros tais direitos, incluir as referidas Criações como parte de um trabalho derivado, composto e/ou coletivo, organizado por terceiros ou pela EMPREGADORA, em qualquer ocasião e incondicionalmente, e usá-las (bem como os direitos ora cedidos) em qualquer processo, meio ou técnica, como técnica reprográfica, fotográfica, vídeo-fonográfica, fonográfica, comunicações de dados, transmissão (rádio e televisão), por meio de satélite ou qualquer outro processo, seja digital ou eletromagnético, incluindo on-line, disponível na Internet.

8.5. The Parties have previously agreed that EMPLOYER is allowed to unconditionally reproduce any works or Creations developed by EMPLOYEE as a result of the employment agreement with EMPLOYER and hereby assigned to EMPLOYER, even when not strictly consistent with the original work, and further waives citation of the author’s name.

8.5. Fica previamente acordado entre as Partes que é permitido à EMPREGADORA a reprodução incondicional de quaisquer obras ou Criações desenvolvidas pelo EMPREGADO por força do contrato de trabalho com a EMPREGADORA, e cedidas à EMPREGADORA pelo presente, mesmo que não esteja em absoluta consonância com a obra original, dispensando, também, a citação do nome do autor.

8.6. In the event EMPLOYEE is deemed by law or any other provision the holder of any of the aforementioned rights regarding any Creation, EMPLOYEE hereby agrees to (i) cooperate with EMPLOYER and assist it at no cost in its attempt to obtain and keep any governmental protection on said Inventions, and sign any and all documents that the EMPLOYER may need to this end; and (ii) sign any and all documents required for the effective fulfillment of the terms, conditions and guarantees agreed herein, including the exclusive assignment at no cost to EMPLOYER of the property rights, copyrights, patent rights and any other exclusive rights EMPLOYEE is entitled to or may be deemed the holder of, in relation to said Creations

8.6. Na eventualidade de o EMPREGADO ser considerado, por força de lei ou outra disposição qualquer, detentor de quaisquer dos direitos de que tratam os parágrafos acima com relação às Criações, o EMPREGADO desde já concorda (i) em cooperar com a EMPREGADORA e a assessorá-la, gratuitamente, na obtenção e manutenção de qualquer proteção governamental que esta vier a intentar para tais Criações, e a assinar todos os documentos que a EMPREGADORA venha a exigir para esse fim, e (ii) em firmar todo e qualquer documento necessário ao efetivo cumprimento dos termos, condições e garantias no presente pactuadas, inclusive em ceder para a EMPREGADORA, gratuitamente, de forma exclusiva, todos os direitos de propriedade, inclusive os de natureza patrimonial de autor, patentes e outros direitos exclusivos que o EMPREGADO possui ou venha a ser considerado possuidor com respeito a essas Criações.

8.7. Without prejudice to all other provisions in this Agreement, EMPLOYEE agrees that in the event his employment agreement with EMPLOYER is or may be characterized as a contract whose object is the creation of future works, pursuant to the provisions in Law 9.610/98 (Copyrights Law), more specifically article 51 of the aforementioned law, EMPLOYEE herein assigns to EMPLOYER all property rights, title and interests in such works, including copyrights, which EMPLOYEE may create in the next five (5) years during the employment agreement (if effective for such period), in which case the same provisions agreed to herein shall be applicable, especially those mentioned in the immediately aforementioned paragraphs. In the event the EMPLOYEE’s employment Agreement continues for more than five (5) years, EMPLOYEE agrees and undertakes to execute a new instrument before the expiration of such term, under the same terms and conditions agreed to herein, agreeing to fulfill all obligations and liabilities undertaken hereunder, namely, to transfer to EMPLOYER all his equity interest in any and all future works which may be created by EMPLOYEE during the term and as a result of his Employment Agreement with EMPLOYER.

8.7. Sem prejuízo das demais disposições deste Contrato, o EMPREGADO acorda que, no caso de seu contrato de trabalho com a EMPREGADORA ser ou vier a ser caracterizado como um contrato cuja função seja de criação de obras futuras, em conformidade com o que dispõe a Lei 9.610/98 (Lei de Direitos de Autor), mais precisamente o artigo 51 da citada lei, o EMPREGADO desde já cede à EMPREGADORA os direitos de propriedade, inclusive os patrimoniais de autor, uso e exploração sobre tais obras, que vierem a ser criadas por este nos próximos 5 (cinco) anos durante o contrato de trabalho (se vigente o seu contrato de trabalho por tal período), sendo aplicáveis, neste caso, os mesmos termos aqui pactuados, em especial as mesmas disposições de que tratam os parágrafos imediatamente acima. No caso do contrato de trabalho do EMPREGADO se estender por mais de 5 (cinco) anos, o EMPREGADO acorda e se obriga a firmar, previamente à expiração de tal prazo, um novo documento, nos mesmos termos e condições aqui pactuados, e assim sucessivamente, visando cumprir com as obrigações e responsabilidades no presente assumidas, ou seja, transferir à EMPREGADORA todos os seus direitos patrimoniais sobre toda e qualquer obra futura que vier a ser criada pelo EMPREGADO durante e por força de seu contrato de trabalho com a EMPREGADORA.

8.8. Upon termination of this Agreement for whatever reason, or upon request by EMPLOYER at any time, EMPLOYEE must promptly return to EMPLOYER all of the EMPLOYER’s intellectual property and/or that which is qualified as EMPLOYER’s property, which are under his possession, as well as any Creation, completed or not, including drawings, samples, drafts, ideas, concepts, illustrations, films, data, digital files and information, copies or other items, information or things created during the course of development of such Creations and/or the course of his services to EMPLOYER. EMPLOYEE shall not use any of EMPLOYER’s intellectual properties nor any Creation for any purpose other than that expressly authorized in writing by EMPLOYER.

8.8.  Mediante a rescisão de seu Contrato de trabalho, qualquer que seja o motivo, ou mediante solicitação da EMPREGADORA, a qualquer tempo, o EMPREGADO deverá entregar prontamente à EMPREGADORA toda a propriedade intelectual da EMPREGADORA e/ou que se qualifique como sendo de propriedade da EMPREGADORA, que esteja em sua posse, bem como qualquer Criação, concluída ou não, incluindo desenhos, modelos, rascunhos, ideias, conceitos, ilustrações, filmes, dados, arquivos digitais e informações, cópias ou outros itens, informações ou coisas criadas no curso do desenvolvimento de tais Criações e/ou de seus serviços à EMPREGADORA. O EMPREGADO não usará qualquer propriedade intelectual da EMPREGADORA nem qualquer Criação para qualquer outra finalidade que não a expressamente autorizada, por escrito, pela EMPREGADORA.

8.9. In Exhibit 2, integrated in this Agreement, EMPLOYEE agrees to identify (without disclosing any trade secret or other confidential information regarding his exclusive property or that of a third party) all inventions or creations EMPLOYEE invented, conceived and/or developed and/or are in progress, before his employment agreement and/or services with EMPLOYER, that must be excluded from the scope or applicability of this Section of the Agreement, for having no relation to the EMPLOYER

8.9.  No Anexo 2, que é parte integrante deste Contrato, o EMPREGADO concorda em identificar (sem revelar nenhum segredo de negócio ou qualquer informação confidencial de sua exclusiva propriedade ou de terceiros) todas as invenções ou criações que inventou, concebeu e/ou desenvolveu e/ou que estavam em desenvolvimento, antes do seu contrato de trabalho com a EMPREGADORA e/ou serviço para esta, que devem ser retiradas do escopo ou campo de aplicação desta Seção do Contrato, por não terem qualquer relação com a EMPREGADORA.

8.10. The Parties hereto expressly agree that the list in Exhibit 2, referred to in the previous clause, is exhaustive, that is, EMPLOYEE herein acknowledges that all his inventions or creations, whether invented, conceived, developed and/or in progress were identified in Exhibit 2 of this Agreement, before his Employment Agreement with EMPLOYER.

8.10.  Fica expressamente acordado pelas Partes que a lista do Anexo 2 de que trata a cláusula acima é exaustiva, ou seja, o EMPREGADO desde já reconhece que no Anexo 2 deste Contrato listou ou identificou todas as invenções ou criações que inventou, concebeu, desenvolveu e/ou que estavam em desenvolvimento, antes do seu contrato de trabalho com a EMPREGADORA.

CLAUSE 9 - SEVERABILITY OF THE AGREEMENTS	CLÁUSULA 9 - INDEPENDÊNCIA DAS CLÁUSULAS

9.1. EMPLOYEE hereby agrees that clauses 6, 7 and 8 of this Agreement (“Restrictive Covenants”) are reasonable according to a geographical and temporal perspective.	9.1. O EMPREGADO concorda que as cláusulas 6, 7 e 8 deste Contrato ("Cláusulas Restritivas") são razoáveis no propósito geográfico e temporal.

9.2. Any term, clause or provision of this Agreement which is not valid or not applicable, shall be null, without invalidating or rendering inapplicable the remaining clauses and provisions.
9.2. Qualquer termo, cláusula ou disposição deste Contrato que não tenha validade ou não seja aplicável, ficará sem efeito, sem com isto invalidar ou tornar inaplicáveis as cláusulas e disposições restantes.

9.3. The reach and scope of each provision hereof shall be construed only to the extent of its applicability.	9.3. A extensão e alcance de cada dispositivo do presente Contrato será interpretada somente na extensão de sua aplicabilidade.

CLAUSE 10 - TERMINATION	CLÁUSULA 10 - DA RESCISÃO

10.1. In addition to the motives provided for in Article 482 of the Labor Code, any breach of any of the clauses herein, in whole or in part, shall be cause for the termination of this Agreement, without the need of prior notice or any judicial or extra-judicial formality.

10.1. Além das causas previstas no artigo 482 da CLT, constituem justa causa para a rescisão de pleno direito do presente Contrato qualquer infração, no todo ou em parte, das cláusulas nele contidas, independentemente de notificação ou de qualquer formalidade judicial ou extrajudicial.

10.2. Should this Agreement be terminated by any of the parties hereto, the provisions in the legislation in effect shall prevail.	10.2. Para a rescisão deste Contrato, por qualquer das partes, prevalece o disposto na legislação vigente.

10.3. In the event of termination of this agreement without cause, due to the EMPLOYER’s initiative, the EMPLOYEE will be entitled to a dismissal indemnification in addition to mandatory severance provided by law, in a gross amount equivalent to 12 (twelve) monthly fix salaries at the time of termination, to be paid together with his mandatory severance payments.

10.3. Na hipótese do EMPREGADO ser demitido sem justa causa, por iniciativa da EMPREGADORA, o EMPREGADO fará jus ao pagamento de uma indenização de rescisão, em complemento às suas verbas rescisórias previstas em lei, em um valor bruto equivalente a 12 (doze) salários mensais fixos pagos à época da rescisão, a ser paga junto com suas verbas rescisórias.

10.3.1. In addition, if the EMPLOYEE is terminated without cause, within the first year of effectiveness of this Agreement, he will be entitled to maintain the status of beneficiary to the health plan offered by the EMPLOYER, or to a similar plan, with costs fully supported by EMPLOYER, for a period of twelve (12) months after the date of dismissal.

10.3.1. Em complemento, caso o EMPREGADO seja desligado sem justa causa durante o primeiro ano de vigência deste Contrato, ele terá direito à manutenção da sua condição de beneficiário do plano de saúde oferecido pela EMPREGADORA, ou a plano similar, custeado integralmente pela EMPREGADORA, durante o período de 12 (doze) meses após a data da rescisão.

CLAUSE 11 - GENERAL PROVISIONS	CLÁUSULA 11 - DISPOSIÇÕES GERAIS

11.1. A lack of application of any clause in this Agreement on the part of the EMPLOYER, in attending to special circumstances, shall not be construed as a contractual novation	11.1. Não constituirá novação contratual a falta de aplicação por parte da EMPREGADORA do pactuado em alguma cláusula deste Contrato, em atendimento a circunstâncias especiais.

11.2. Nothing in this Agreement should be construed as a waiver on the EMPLOYER’s part of any rights to which it is entitled at any time by legislation applicable hereto.
11.2. Nenhuma disposição do presente Contrato poderá ser interpretada como renúncia, por parte da EMPREGADORA, de qualquer direito a ela assegurado a qualquer tempo pela legislação aplicável a este Contrato.

11.3. The EMPLOYER may, according to its own discretion, grant benefits to the EMPLOYEE, provided that the granting of any and all benefits to the EMPLOYEE will be as a gratuity, as an assistance for work-related activities.

11.3. A EMPREGADORA poderá, a seu exclusivo critério, conceder benefícios ao EMPREGADO, sendo que a concessão de todo e qualquer benefício pela EMPREGADORA será considerada uma mera liberalidade, para auxílio às atividades desenvolvidas para o trabalho.

11.4. EMPLOYEE is aware of the Company’s regulations and Safety Standards that govern EMPLOYER’s activities and undertakes to use all safety equipment provided, when and if required, under the penalty of being punished for gross negligence, under the laws in effect.

11.4. O EMPREGADO fica ciente do regulamento da empresa e das Normas de Segurança que regulam suas atividades na EMPREGADORA e se compromete a usar os equipamentos de segurança fornecidos, se e quando necessária a utilização, sob pena de ser punido por falta grave, nos termos da legislação vigente.

11.5. In case of EMPLOYEE’s nonperformance of the terms and conditions agreed upon herein in relation to Clauses 6, 7 and 8 above (“Restrictive Covenants”), EMPLOYER is ensured the right to claim proven losses and damages caused to its assets.

11.5. No caso de descumprimento, pelo EMPREGADO, dos termos e condições no presente pactuado em relação às cláusulas 6, 7 e 8 acima ("Cláusulas Restritivas"), fica assegurado à EMPREGADORA o direito de reclamar perdas e danos comprovadamente causados ao seu patrimônio.

11.6. This Agreement shall be executed in two (2) counterparts of both versions in the Portuguese and English languages organized in columns. The parties agree that the Portuguese version shalt prevail in case of any controversy, or conflict of the terms and conditions herein agreed.

11.6. Este Contrato será celebrado em 2 (duas) vias, com ambas as versões em português e inglês dispostas em colunas. As partes concordam que a versão em português é a única versão válida no caso de divergência de interpretação dos termos e condições aqui estabelecidos.

AND FOR BEING JUST AND AGREED, the parties have executed this Agreement in two (2) identical counterparts of equal contents and form.	POR ESTAREM ASSIM, JUSTAS E AVENÇADAS, as partes assinam o presente Contrato, em duas (2) vias idênticas, de mesmo teor e forma.

Sao Paulo, January 28, 2016.	São Paulo, 28 de janeiro de 2016.

/s/ Eddie De Oliveira	/s/ Eddie De Oliveira
EMPLOYEE	EMPREGADO

/s/ Juan Jose Chacon Quiros	/s/ Juan Jose Chacon Quiros
EMPLOYER	EMPREGADORA

EXHIBIT 1 - JOB DESCRIPTION

The executive must develop the following activities:

- Be responsible for managing all operations within the country. This involves taking responsibility for profit, revenue, cash and quality targets.

- Agreeing annual budgets and producing a detailed quarterly business operating plan, as well as monthly, quarterly or annual targets for revenue, profits and cash.

- Recruit and manage staff, including performance monitoring, mentoring and training.

- Client facing and daily contact with clients and sub-distributors, and maintaining fluid communication effectively with the head office and the client base is essential.

- Drive company growth and manage negotiations and improved relations with government health authorities.

- Be responsible to work with different business development functions to establish strategies for future growth of the subsidiary business.

- Develop annual business plans and monitor through quarterly reviews.

- Manage key customer relationships and actively develop new business opportunities.

- Manage the day to day operations with the personnel to ensure the operation is running efficiently.

O executivo deverá desenvolver as seguintes atividades:

- Responsabilizar-se por todas as operações dentro do país. Esta atividade envolve responsabilizar-se por metas de lucro, receita, caixa e qualidade.

- Definir orçamentos anuais e produzir planos operacionais de negócios trimestrais, bem como metas mensais, trimestrais ou anuais de receita, lucro e caixa.

- Recrutar e gerir a equipe, inclusive monitorar o desempenho, orientar e dar treinamento.

- Atender e manter contato diário com clientes e subdistribuidores e manter uma comunicação efetiva com a sede e a base de clientes, em essencial.

- Conduzir o crescimento e administrar as negociações e a melhora contínua das relações com autoridades governamentais na área da saúde.

- Ser responsável por atuar com diferentes frentes de desenvolvimento de negócios, para estabelecer estratégias de crescimento dos negócios da subsidiária.

- Desenvolver o plano de Negócios anual e monitorar seu cumprimento trimestralmente.

- Administrar o relacionamento com clientes-chave e desenvolver ativamente novas oportunidades de negócios.

- Administrar as operações diárias da Empresa com os empregados, para garantir que as operações sejam desenvolvidas de forma eficiente.

- Direct subsidiary activities including budget plans and other reports.

- Ensure sales plans are executed on time and on budget.

- Provide leadership of all operations and sales and marketing activities.

- Strive for operational excellence without compromising quality of the work to ensure best practices in place.

- Ensure that company image is maintained and improved in the country.

- Adhere to standard policies and procedures and acts as a role-model to all employees.

- Perform other related duties and responsibilities as directed by the CEO and the board.

Comandar as atividades secundárias, inclusive aquelas relacionadas a planos de orçamento e outros relatórios.

- Garantir que os planos de vendas sejam executados no prazo estabelecido, e dentro do orçamento estipulado.

- Ter liderança no desenvolvimento de todas as atividades operacionais, bem como de vendas e marketing.

Esforçar-se para obter excelência operacional sem comprometer a qualidade do trabalho para garantir a aplicação das melhores práticas de mercado.

- Garantir que a imagem da empresa seja mantida e melhorada no país.

- Aderir às políticas e procedimentos padrão da Empresa e agir como modelo para todos os empregados.

EXHIBIT 2 - INVENTIONS AND CREATIONS	ANEXO 2 - INVENÇÕES E CRIAÇÕES

There are no inventions or creations EMPLOYEE invented, conceived, developed and/or are in progress, before his employment agreement with EMPLOYER.	Não existem invenções ou criações que o EMPREGADO tenha inventado, concebido, desenvolvido e/ou que estejam em desenvolvimento, antes do seu contrato de trabalho com a EMPREGADORA.